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                                                                   EXHIBIT 10.22


CONFIDENTIAL TREATMENT REQUESTED
UNDER C.F.R. SECTIONS
200.80(b)(4), 200.83 and 230.406

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

THE OMMITTED MATERIAL HAS
BEEN FILED SEPARATELY WITH
THE COMMISSION


                              COKE SUPPLY AGREEMENT

                                 BY AND BETWEEN

                         UNITED STATES STEEL CORPORATION

                                       AND

                       REPUBLIC ENGINEERED PRODUCTS, INC.

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                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS..........................................................................   1

ARTICLE II - COKE SALES..........................................................................   2
         2.1      Quantities.....................................................................   2
         2.2      Sampling, Analysis and Weighing................................................   3
         2.3      Prices.........................................................................   4
         2.4      Invoices and Payment...........................................................   4
         2.5      Delivery, Title and Risk of Loss...............................................   5
         2.6      Terms and Conditions of Sale...................................................   6
         2.7      Warranty.......................................................................   6
         2.8      Freeze-Conditioning............................................................   6
         2.9      Cross-Default; Setoff; Right to Substitute New Terms...........................   6

ARTICLE III - TERM AND TERMINATION...............................................................   8
         3.1      Term...........................................................................   8
         3.2      Termination....................................................................   8

ARTICLE IV - MISCELLANEOUS.......................................................................   9
         4.1      Payment Errors.................................................................   9
         4.2      Dispute Resolution.............................................................   9
         4.3      Records........................................................................  10
         4.4      Confidentiality................................................................  10
         4.5      Severability...................................................................  11
         4.6      Rights and Remedies; No Consequential Damages..................................  11
         4.7      Costs and Expenses.............................................................  12
         4.8      Notices........................................................................  12
         4.9      Assignment.....................................................................  12
         4.10     Counterparts...................................................................  13
         4.11     Headings.......................................................................  13
         4.12     Governing Law..................................................................  13
         4.13     No Third Party Rights..........................................................  13
         4.14     Waiver and Amendments..........................................................  13
         4.15     Force Majeure..................................................................  14
         4.16     Release........................................................................  14
         4.17     Entire Agreement...............................................................  15

SCHEDULE A: 2005 Clairton Coke Quality Specifications

                                      (i)
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                              COKE SUPPLY AGREEMENT

      THIS COKE SUPPLY AGREEMENT, made and entered into this __ day of October, 2004, by and between REPUBLIC ENGINEERED PRODUCTS, INC, a Delaware corporation ("Buyer" or "Republic") and UNITED STATES STEEL CORPORATION, a Delaware corporation ("Seller" or "USS").

                              W I T N E S S E T H:

      WHEREAS, Buyer desires to purchase blast furnace coke for use during the first half of 2005 at its Lorain Works steelmaking facility located near Lorain, Ohio; and

      WHEREAS, Seller desires to supply to Buyer blast furnace coke produced by Seller at Clairton Works in Clairton, Pennsylvania, in accordance with the terms and conditions set forth herein;

      WHEREAS, Buyer and Seller wish to enter into this Coke Supply Agreement (this "Agreement"), setting forth, inter alia, the terms and conditions relating to Seller's agreement to sell to Buyer, and Buyer's agreement to purchase from Seller, blast furnace coke (including Coke, as defined herein), all upon and subject to the terms and conditions herein provided.

      NOW, THEREFORE, Buyer and Seller hereby agree as follows:

                            ARTICLE I - DEFINITIONS

      As used herein, the following terms shall have the meanings set forth below:

      "Agreement" shall have the meaning assigned in the Recitals hereto.

      "Buyer" shall have the meaning assigned in the preamble hereto.

      "Coke" means blast furnace coke produced by Seller at Clairton Works which meets the Specifications.

      "Default" shall have the meaning assigned in Article 3.1.

      "Force Majeure" shall have the meaning assigned in Article 4.15(a).

      "Late Payment Rate" means [****].

      "Lorain Pipe Mills" or "LPM" means USS' tube/pipe making facility in Lorain, Ohio (such facility referred to herein as the "Pipemill").

      "Material Adverse Change" shall have the meaning assigned in Article
2.5(f).

      "Payment Date" shall have the meaning assigned in Article 2.5(c).

      "Pellets" shall have the meaning set forth in the Pellet Supply Agreement.

                                       1
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**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

      "Pellet Supply Agreement" means the Pellet Supply Agreement of even date herewith by and between Buyer and Seller.

      "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other entity or government or political subdivision or any agency, department or instrumentality thereof.

      "Proprietary Information" shall have the meaning assigned in Article
4.4(a).

      "Republic" shall have the meaning assigned in the preamble thereto.

      "Rounds" shall have the meaning set forth in the Rounds Supply Agreement.

      "Rounds Supply Agreement" means the Rounds Supply Agreement of even date herewith by and among Buyer and USS.

      "Seller" shall have the meaning assigned in the preamble hereto.

      "Services Agreement" means the Administrative and Utilities Services Agreement dated August 16, 2002 by and between USS and Buyer.

      "Settlement Date" shall have the meaning assigned in Article 2.5(c).

      "Settlement Period" shall have the meaning assigned in Article 2.5(c).

      "Specifications" means the qualities, sizes, conditions and other specifications set forth on Schedule A, as the same may be amended from time to time by mutual agreement of the parties.

      "Ton," "net ton" and "NT" each means 2,000 pounds avoirdupois in weight.

      "USS" shall have the meaning assigned in the preamble hereto.

                             ARTICLE II - COKE SALES

      2.1 QUANTITIES.

      (a) Subject to the terms hereof, Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept delivery of, [****] tons per month, during each month this Agreement is in effect, of blast furnace coke (also generically referred to herein as "coke") for consumption at Lorain Works. Seller may fulfill its obligations to sell and deliver Coke under this Agreement by supplying Buyer Coke produced at Clairton Works by Clairton 1314B Partnership, L.P., a Delaware limited partnership ("1314B"). Coke produced by 1314B and sold under this Agreement shall be sold by 1314B and will be identified on invoices issued hereunder on line items separate from Coke sold by Seller. Payment for the entirety of said invoices shall nevertheless be made by Buyer to Seller, and Seller shall remain responsible for the product of 1314B complying in all respects with the requirements of this Agreement, including, without limitation, the Specifications. The intent of this Agreement is to provide Republic with sufficient

                                       2
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**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
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SEPARATELY WITH THE COMMISSION

Coke to produce approximately [****] tons of Rounds per month for delivery to USS pursuant to the Rounds Supply Agreement executed contemporaneously herewith.

      2.2 SAMPLING, ANALYSIS AND WEIGHING.

      (a) Seller shall sample the Coke produced by each production turn as per its standard practice (four belt cuts per shift), perform chemical and physical analyses to American Society of Testing and Measurement standards, and average the analyses of such samples to determine a daily average analysis that shall be deemed to be the analysis of Coke loaded into railcars for Buyer's account on such day. The daily weighted average Coke analysis for each day in which Seller is loading railcars for Buyer's account shall be transmitted electronically or telefaxed to such Person as Buyer may from time to time direct as soon as available, it being understood that such analysis will be available as soon as possible, normally within 24 to 48 hours of the analyzed Coke's loading. Such daily average analyses shall be rebuttably presumptively correct as to the quality of Coke sold hereunder; however, if Buyer should encounter material discrepancies between Seller's daily average analyses and Buyer's own quality analyses, Buyer and Seller shall meet to discuss the reasons for such discrepancies and any appropriate remedial action. If Buyer encounters any such material discrepancy, then Buyer shall retain a sample of the Coke sampled pursuant to this Article 2.2(a) for its own quality analysis, labeled so as to identify the railcar which was sampled. In the event that Buyer and Seller cannot agree as to the quality of the Coke, either party may, without limitation, submit such dispute for resolution in accordance with Article 4.2.

      (b) With respect to shipments of Coke, the weights used for billing hereunder shall be the weights determined by the rail carrier transporting Coke to Lorain Works, as adjusted by Seller for moisture to a [****] moisture standard (per existing procedures). Such weights shall be rebuttably presumptively correct as to the quantities of Coke sold hereunder; however, if Buyer should encounter material discrepancies in weights measured by the carrier and weights measured by Buyer, Buyer and Seller shall meet to discuss the reasons for such discrepancies and whether remedial action is necessary. In the event that Buyer and Seller cannot agree as to the weights, either party may, without limitation, submit such dispute for resolution in accordance with
Article 4.2.

      (c) With respect to shipments of Coke, Buyer shall have the responsibility for making sure the tare weight of each rail car has been properly established. If a railcar has a tare weight of more than two years old, Buyer shall promptly arrange for said car to be reweighed by the railroad on certified scales so that a more accurate light weight can be established for billing purposes hereunder. In the event that Buyer fails to take such action and Seller discovers that a railcar has a tare weight of more than two years old, Seller shall have the right (but not the obligation) to reject such rail car. Costs of removing such rail car shall be for Buyer's account. If Seller loads a rail car that has an inaccurate light weight and Seller learns of the correct tare weight within ninety (90) days after loading the railcar, Seller shall correct the billing invoice for such shipment to reflect the correct light weight and corresponding charges associated with the actual tare weight of a car. Any discrepancies related to a railcar's correct light weight that are discovered later than 90 days after the railcar was loaded shall be deemed closed.

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IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

      2.3 PRICES.

      (a) From the Effective Date to and including June 30, 2005, Buyer shall pay Seller a purchase price of $[****] per Ton of Coke delivered at Clairton Works, subject to adjustment as set forth in Schedule A for variation in quality. [****].

      (b) To the extent legally permissible, all present and future taxes imposed by any federal, state, local or foreign authority which [****] may be required to pay or collect, upon or with reference to the sale, purchase, transportation, delivery, storage, use or consumption of Coke, including taxes upon or measured by the receipts therefrom (except net income and equity franchise taxes), shall be for account of [****].

      2.4 INVOICES AND PAYMENT.

      (a) Seller shall invoice Buyer (as below provided), and Buyer shall pay Seller via wire transfer, the net amount due per such invoices in accordance with the payment provisions set forth in this Article 2.4.

      (b) Invoices shall be issued upon delivery of the coke in accordance with
Article 2.5(a).

      (c) Subject to Article 2.9 below, payment shall be made for coke invoiced during each Settlement Period (as hereinafter defined) on the Payment Date (as hereinafter defined). A "Settlement Period" shall be the period falling from Tuesday to and including Thursday (the "First Settlement Period") and the period from Friday to and including Monday ("the "Second Settlement Period"). On the day following each Settlement Period (i.e., Tuesday and Friday) (the "Settlement Date"), Seller shall provide to Buyer a summary of all payments to be made on the Payment Date consistent with the invoices issued in accordance with Article 2.4(b). The Payment Date for the First Settlement Period shall be on the immediately succeeding Monday and the Payment date for the Second Settlement Period shall be on the immediately succeeding Wednesday. In the event a Payment Date falls on a holiday, the Payment Date shall be the day immediately following. Any deliveries of coke (including without limitation Coke) for which an invoice is not available prior to the otherwise applicable Settlement Date (e.g., due to delays in the normal invoice cycle) and any corrected invoices will be settled on the next Settlement Date.

      (d) On or before April 10, 2005 and July 10, 2005, USS shall determine the amount of Rounds produced by Republic and delivered to USS during the prior calendar year quarter and shall reconcile billings under this Agreement to ensure that the price set forth herein is applied to the correct number of tons that have been supplied by USS hereunder and used by Republic for the production of Rounds for USS. Such reconciliation shall use the following formula: [****]. A reconciled invoice shall be provided to Republic referencing the credit or debit arising out of such tonnage reconciliation. Any payment owed by either party after expiration of the Term shall be paid on the next Settlement Day after issuance of the reconciled invoice.

      (e) Each partial delivery or installment of coke shall be deemed to be sold under a separate agreement, and no Default by Seller of or with respect to any partial delivery or installment shall entitle Buyer to treat this Agreement as breached or repudiated in regard to any balance or installment with respect to which there is no Default or breach.

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IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
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      (f) Buyer shall make payment in full of the amount due under each invoice in strict compliance with the payment terms as set forth in this Agreement without any deduction for any discount or credits, contra or setoffs of any kind or amount whatsoever unless expressly authorized in writing by Seller prior to the Settlement Date relating to such invoice(s). Any delinquent invoice(s) not paid when due shall bear interest on the unpaid amount at the Late Payment Rate specified in this Agreement.

      (g) Buyer agrees to furnish Seller's Treasury Department on an ongoing basis (1) unaudited quarterly financial statements of its operations, including income statements, balance sheets, cash flow statements and borrowing bases, (2) audited year-end financial statements and (3) such other financial data or information as may be required to reasonably assure Seller of Buyer's continuing ability to perform this Agreement and comply fully with its payment obligations at all times as to both existing and future product shipments hereunder. For purposes of this subsection (f), Seller confirms its obligations under that certain Confidentiality Agreement dated as of August 16, 2002 by and between Seller and Buyer. Any failure of Buyer to timely provide any of the documents or information required by this paragraph shall be deemed a material breach of this Agreement that entitles Seller to invoke any of the remedies available to Seller under this Agreement and/or at law or in equity. The parties agree that this
Article 2.4(g), and any dispute arising hereunder, shall be excluded from
Article 4.2 hereof.

      (h) In the event, in Seller's sole judgment, of any material adverse change in the financial condition of Buyer, or deterioration in its liquidity and/or then current ability to discharge its existing or future payment obligations hereunder (a "Material Adverse Change"), Seller shall have the right to require Buyer to provide additional security for its obligations hereunder. The form, nature and sufficiency of such additional security shall be in Seller's sole and absolute discretion. If Buyer does not provide such additional security within 10 days of written notice from Seller that a Material Adverse Change has occurred and that additional security is required, Seller may (i) suspend further shipments of coke (including without limitation Coke) until such additional security is provided, (ii) require Buyer to pay for future deliveries of coke (including without limitation Coke) on a cash-on-delivery basis, or
(iii) immediately terminate this Agreement. Seller agrees that minor deviations in Buyer's business will not be deemed to be a Material Adverse Change hereunder unless such minor deviations continue for three or more consecutive calendar months.

      2.5 DELIVERY, TITLE AND RISK OF LOSS.

      (a) Delivery of Coke to Buyer shall take place F.O.B. railcar at Seller's Clairton Works, or in such other manner or at such other place as shall be agreed upon by the parties in writing prior to the shipment of Coke. Title and risk of loss and damage to the Coke shall pass from Seller to Buyer when the Coke is delivered in accordance with this Article 2.5. Unless otherwise agreed to by Buyer, Seller shall use its best efforts to schedule such deliveries of Coke in as uniform rate as practicable from month to month.

      (b) Buyer shall arrange [****] for all transportation hereunder of Coke from Clairton Works to Lorain Works.

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TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

      2.6 TERMS AND CONDITIONS OF SALE.

      (a) In the event that any shipment of coke does not conform to the applicable specifications, the party discovering the nonconformity shall provide prompt written notice to the other party (and in any event, no later 14 days after the arrival of the train) of the nonconformity, which notice shall include copies of all analyses and other documentation describing and quantifying the nonconformity, and the parties shall promptly undertake negotiations in good faith to effectuate an appropriate disposition of the nonconforming material, which may include an equitable price adjustment. In the event that the parties are unable to agree to an appropriate disposition of the nonconforming material within fourteen (14) days, either party may submit such dispute for resolution in accordance with Article 4.2 hereof.

      (b) In the event of a conflict between the terms and conditions of this Agreement and the terms or conditions contained in any notice, shipment, specifications, purchase order, sales order, acknowledgement or other document which may be used in connection with the transactions contemplated by this Agreement, the terms and conditions of this Agreement shall supersede and govern, unless expressly waived in accordance with Article 4.14.

      2.7 WARRANTY.

      (a) Seller warrants that all Coke sold by Seller hereunder will conform to the Specifications. OTHER THAN AS AFORESAID, SELLER MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE ARE HEREBY EXPRESSLY DISCLAIMED BY SELLER AND EXCLUDED HEREUNDER. Seller shall not be liable for any incidental or consequential damages, losses or expenses based upon, resulting from, or arising out of any use of, or the inability to use, the coke for any purpose whatsoever.

      (b) Without limiting the generality of Article 2.7(a), Seller makes no warranty with respect to and shall have no liability to Buyer in any case where Coke satisfies the Specifications. If Coke does not satisfy the Specifications but reasonably can be used by Buyer, then price adjustments shall be made in accordance with Schedule A. [****].

      2.8 FREEZE-CONDITIONING.

      At Buyer's request, Seller shall apply a freeze-conditioning product in a satisfactory and workman-like manner to coke shipped hereunder. Buyer shall notify Seller in writing of Buyer's desired start and stop dates concerning freeze-conditioning of coke in the upcoming winter. Invoicing and payment of the costs incurred by Seller in freeze-conditioning coke ordered hereunder shall be made in accordance with Article 2.4 hereof; provided, however, that Seller reserves the right to separately invoice for the freeze-conditioning once per season and the invoiced amounts shall be paid by Buyer on the next Payment Date after issuance of such invoice.

      2.9 CROSS-DEFAULT; SETOFF; RIGHT TO SUBSTITUTE NEW TERMS

      (a) Any Default by Republic under the Pellet Supply Agreement, the Rounds Agreement or the Services Agreement shall be deemed a Default of Republic under this Agreement.

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**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

      (b) Only in the event of a payment Default, which is defined as any failure by Republic at any time to make a payment in full when due under Article
2.4 of this Agreement, Article 2.4 of the Pellet Supply Agreement and/or Article
3.2 of the Services Agreement (for any reason other than exercising its rights upon a payment Default by USS), USS may (i) defer payment of any amounts due Republic under the Rounds Supply Agreement and/or the Services Agreement until such time as any and all delinquent amounts due and owing USS under this Agreement, the Pellet Supply Agreement and/or the Services Agreement (the "Delinquent Amount") are paid, and/or (ii) deliver to Republic a `Notice of Intent to Effect Set-off.' Provided that Republic has not remitted to USS the Delinquent Amount within 5 days of Republic's receipt of the Notice of Intent to Effect Set-off, USS may, on the 5th day following the delivery of such Notice of Intent to Effect Set-off, set-off the Delinquent Amount against the amounts owed by USS to Republic under the Rounds Supply Agreement and/or the Services Agreement as of the date of such Notice. If the Delinquent Amount is not paid in full within [****] days following the delivery of such Notice of Intent to Effect Set-off, USS shall have the right to suspend further shipments of Coke to Buyer until the Delinquent Amount (including any other delinquent amounts owed to USS under this Agreement, the Pellet Supply Agreement and/or the Services Agreement that accrue after issuance of the Notice) are paid in full. Interest on the Delinquent Amount shall accrue at the Late Payment Rate specified in this Agreement.

      (c) In the event that the aggregate amounts due USS in connection with Republic's purchases of Coke hereunder and Republic's purchases of Pellets under the Pellet Supply Agreement at any time exceed by $[****] or more the amount due Republic in connection with USS' purchases of Rounds under the Rounds Supply Agreement (the "Excess"), Republic shall remit to USS an amount equal to the Excess within three days of the Settlement Date immediately succeeding the date that such Excess occurs. If the Excess is not paid in full by such date, USS shall have the right to withhold and/or setoff against the Excess any amounts due from USS to Republic under the Services Agreement. If the Excess is not paid in full within [****] days of such Settlement Date, USS shall have the right to suspend further shipments of coke (including without limitation Coke) to Buyer until the Excess is paid in full; provided, that Seller agrees not to suspend such shipments during such time so long as payment on deliveries of coke (including without limitation Coke) is made by Buyer on a cash-on-delivery basis. Interest on the Excess shall accrue at the Late Payment Rate specified in this Agreement.

      (d) Notwithstanding any provision herein to the contrary (including without limitation the provisions of Article 2.4 hereof), in the event that (i) USS ceases operations at the Pipemill either on a temporary or permanent basis,
(ii) USS sells or otherwise transfers (or enters into an agreement to sell or transfer) ownership of the Pipemill assets or operations to a third party, or
(iii) USS' purchases of Rounds under the Rounds Supply Agreement and/or utilities under the Services Agreement are reduced for any reason such that the Excess exceeds $[****] in [****] consecutive Settlement periods, then USS shall have the right to substitute new or revised payment terms and conditions for the payment terms which are then in effect hereunder such that payments due by Buyer to USS hereunder remain secured at all times.

      (e) Republic hereby agrees to continue to perform fully its obligations hereunder and under the Rounds Supply Agreement, the Pellet Supply Agreement and the Services Agreement notwithstanding the exercise by USS of any of its rights hereunder or under Article 2.4.

                                       7
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                       ARTICLE III - TERM AND TERMINATION

      3.1 TERM.

      This Agreement shall be effective as of January 1, 2005 and shall remain in full force and effect through June 30, 2005 unless terminated as follows:

      (i)   By written mutual consent of the parties at any time;

      (ii) By either party if the other party is in Default under any of the provisions of this Agreement (except as otherwise expressly provided in items (iii), (iv) and (v) below) and fails to correct such Default within 60 days of written notice of such Default;

      (iii) By USS pursuant to Article 2.4(h) hereof in the case of a Material Adverse Change;

      (iv) By USS if Republic, at any time, fails (A) to make any payment when due under this Agreement, (B) to comply with the applicable credit and/or payment terms (as established or adjusted hereunder) or (C) to provide the financial statements and information pursuant to
            Article 2.4(g) hereof; or

      (v) By Republic, upon 90 days' prior written notice, if USS terminates the Rounds Supply Agreement for any reason other than Default of Republic thereunder.

In addition to the rights of USS to terminate this Agreement pursuant to subsection (iv) above, Seller shall have the right, upon the occurrence of any of the events set forth therein, (X) to suspend production and/or refuse to make further shipments or deliveries of coke (including without limitation Coke) or otherwise suspend its further performance under this Agreement or (Y) to declare immediately due and payable all then outstanding and unpaid invoices covering coke (including without limitation Coke) previously delivered hereunder.

As used herein, "Default" means failure of either party to perform, keep or observe any material obligation, provision, warranty or condition contained herein, unless such performance is otherwise excused by the terms of this Agreement.

      3.2 TERMINATION.

      Seller and Buyer agree that upon and after termination of this Agreement:

      (i) Buyer shall remain obligated to make any payment due to Seller hereunder prior to termination.

      (ii) Liabilities of any party arising from any act, Default or occurrence prior to termination shall remain with such party.

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      (iii) The parties' rights and obligations under Articles 2.4, 2.7, 2.8,
            4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.12, 4.15, 4.16 and this Article
            III shall survive the termination of this Agreement.

                           ARTICLE IV - MISCELLANEOUS

      4.1   PAYMENT ERRORS.

      (a) If either Buyer or Seller believes that there has been an error in an amount paid or the timing of any payment hereunder, then such party shall notify the other party of such alleged error and shall provide such written evidence of the error as is available at the time of such notice. Each party shall provide the other with sufficient records relating to the matter so as to permit the parties to attempt to resolve the inconsistency.

      (b) Following the determination of whether an error occurred, any overpayment or underpayment found shall be remedied by the party that benefited from such error.

      (c) Notwithstanding the foregoing, neither party may question the accuracy, correctness, timing or amount of any payment under this Agreement unless it notifies the other party of its disagreement within the 12 months immediately following the date on which such payment was due.

      4.2 DISPUTE RESOLUTION.

      At any time and from time to time, if the parties are unable to resolve a dispute concerning Buyer's or Seller's performance or nonperformance of their obligations under this Agreement (excepting any disputes excluded herefrom), Buyer or Seller, as the case may be, shall provide written notice to the other of such dispute as provided in Article 4.8 hereof. It is mutually agreed that any Default by Buyer in its payment obligations hereunder (or any dispute relating thereto), and/or any dispute relating to USS' exercise of its rights under Article 2.10 hereof shall not be subject to (and are excluded from) the provisions of this Article 4.2; it being agreed that any such excluded disputes (as aforesaid) shall be pursued and adjudicated by the parties in a court of competent jurisdiction. Any dispute covered by this Article 4.2 shall be resolved by using the procedures for Mediation and Arbitration set forth below:

      (a) Mediation. At any time after a party has provided a written notice of dispute to the other party, but prior to the time that either party commences arbitration pursuant to Article 4.2(b) herein, the parties may agree to submit the dispute to non-binding mediation under terms and conditions satisfactory to both parties.

      (b) Arbitration. At any time after a party has provided a written notice of dispute to the other party, including at any time during any non-binding mediation agreed to by the parties, either party may submit the matter in dispute to a pre-designated arbitrator or, in the event such arbitrator has not been selected or is unavailable, to a three member arbitral panel to which each Party shall appoint one member and those two members shall appoint a third member. Such arbitration shall be governed by the CPR Rules for Non-Administered Arbitration of Business Disputes. Pending the issuance of an arbitral decision, the Parties shall continue their full and normal operations and obligations in accordance with this Agreement. All arbitral awards for the

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payment of money and/or for any retroactive adjustment of any interim prices paid hereunder shall accrue interest at the Late Payment Rate starting from the date on which any amount is due or the date on which the interim payment was due.

      (c) Consent to Enforceability. Each of the Parties consents and agrees that any arbitral award rendered pursuant to Subsection 4.2(b) shall be final, non-appealable and binding against the Parties and their respective assets, and may be enforced by any court of competent jurisdiction.

      4.3 RECORDS.

      Seller shall maintain such detailed and accurate records relating to the sales of coke, adjustment of railcar light weights and freeze-conditioning hereunder as shall be necessary for the calculation of amounts payable under Articles 2.5 and 2.9. At all times on or before the date that is 12 months after the date of termination of this Agreement, representatives of Buyer and its auditors shall be entitled, at Buyer's expense, to inspect and audit such records and accounts and to consult with Seller's personnel in a reasonable, non-intrusive manner upon reasonable notice and during business hours. Seller shall have the right to require that any audit be conducted by a mutually agreeable independent auditor and that the details of the information examined in such audit be kept confidential from Buyer, except to the extent necessary to resolve any controversy that is pursued in good faith. Such audit expense shall be borne by Buyer.

      4.4 CONFIDENTIALITY.

      (a) Buyer and Seller acknowledge that all information about the businesses, properties, finances, prospects, marketing, processes, products, methods, computer programs, procedures, machinery, apparatus or trade secrets owned, or held or used (including under license from or agreement with third parties) by the other that is disclosed to Buyer or Seller, as the case may be, during the course of performing its obligations under this Agreement is the property of, and is proprietary and confidential to the disclosing party (the "Proprietary Information").

      (b) Buyer and Seller agree that they shall use reasonable efforts not to make any disclosure of the other's Proprietary Information (including methods or concepts utilized therein other than those commonly known to professionals in the field) to any person other than officers, employees and agents of and consultants to Buyer or Seller to whom such disclosure is necessary or convenient for performance of its obligations hereunder and except as may be required by applicable legal requirements or by a court of competent jurisdiction. Buyer and Seller shall appropriately notify each officer, employee, agent and consultant to whom any such disclosure of the other's Proprietary Information is made that such disclosure is made in confidence and shall be kept in confidence by such Person.

      (c) Each of Buyer and Seller agrees to use diligent efforts in accordance with customary and reasonable commercial practice and at least with the same degree of skill and care that it would manifest in protection of its own proprietary and confidential property to protect the other's Proprietary Information.

      (d) Each of Buyer and Seller agrees to notify the other immediately in the event that it becomes aware of the unauthorized possession or use of the other's Proprietary Information (or any part thereof) by any third Person, including any of its officers, employees, agents or consultants. Each of Buyer and Seller further agrees to cooperate with the other in connection with its efforts to terminate or prevent such unauthorized possession or use of such Proprietary Information. Seller or Buyer, as the case may be, shall pay the nonproprietary party's reasonable out-of-pocket expenses in so cooperating, unless the unauthorized possession or use of the Proprietary Information resulted from the fault or negligence of such nonproprietary party.

      (e) Notwithstanding any other provision of this Agreement, the obligation of Buyer and Seller to maintain the confidentiality of the other's Proprietary Information shall not apply to any portion of such Proprietary Information that:

      (i) was in the public domain at the time of Buyer's or Seller's disclosure to the other;

      (ii) enters the public domain through no fault of the nonproprietary party;

      (iii) was communicated to the nonproprietary party by a third party free of any obligation of confidence known to the nonproprietary party; or

      (iv) was developed by officers, employees or agents of or consultants to the nonproprietary party independently of and without reference to the Proprietary Information;

provided, however, that Proprietary Information which is specific shall not be considered to be within the exception provided by this Article 4.4(e) merely because it is embraced by general information in the public domain; provided, further, that any combination of features within the Proprietary Information shall not be deemed within such exception merely because individual features are within the public domain, but only if the combination itself is within the public domain.

      4.5 SEVERABILITY.

      In case anyone or more of the provisions contained in this Agreement is adjudged to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except to the extent necessary to avoid an unjust or inequitable result.

      4.6 RIGHTS AND REMEDIES; NO CONSEQUENTIAL DAMAGES.

      The rights and remedies granted under this Agreement shall not be exclusive but shall be in addition to all other rights and remedies available at law or in equity, including, but not limited to, claims for breach of contract, except that Buyer and Seller agree that in no event shall either party be liable to the other for any indirect, special or consequential damages or lost profits as a result of a breach of any provision of this Agreement.

      4.7 COSTS AND EXPENSES.

      Each of Buyer and Seller shall bear its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

      4.8 NOTICES.

      All notices or other communications required or permitted by this Agreement shall be effective upon receipt and shall be in writing and (i) personally delivered, or (ii) mailed by registered or certified mail, return receipt requested, or (iii) sent by overnight delivery service which provides proof of delivery, or (iv) sent by telecopy, with a duplicate copy sent via first class mail, postage prepaid, addressed as follows:

                  If to Seller:

                           UNITED STATES STEEL CORPORATION
                           600 Grant Street
                           Pittsburgh, Pennsylvania 15219-2800
                           Attention: General Manager - Raw Materials
                           Telephone: (412) 433-6441
                           Facsimile: (412) 433-3624

                  If to Buyer:

                           REPUBLIC ENGINEERED PRODUCTS, INC
                           3770 Embassy Parkway
                           Akron, Ohio 44333-8367
                           Attention: Vice President of Purchasing
                           Telephone: (330) 670-3172
                           Facsimile: (330-670-7006)

or to such other address as hereafter shall be furnished as provided in this
Article 4.8 by either of the parties hereto to the other.

      4.9 ASSIGNMENT.

      (a) Except as provided in Article 4.9(c), neither party can without the prior written consent of the other assign any of its rights or benefits or delegate any of its duties or obligations under this Agreement, and any attempted assignment or delegation which is not permitted under Article 4.9(c) shall be null, void and without effect; provided, however, that Buyer may grant a security interest in Buyer's rights, benefits, duties and obligations under this Agreement without the consent of Seller. Buyer shall provide Seller written notice of the granting or revision of any such security interest.

      (b) The rights, benefits, duties and obligations of each party hereto shall inure to the benefit of, and be binding upon, any successors, assigns or delegates permitted under Article 4.9(c).

      (c) Either party hereto may delegate any of its duties or obligations under this Agreement to any person, but except as otherwise provided in this Agreement such party shall remain liable for the full performance of such duties and obligations. Either party hereto may assign or delegate any of its rights, benefits, duties or obligations hereunder (i) to any person if it has received the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) to its legal successor if it merges (whether or not it is the surviving corporation) or consolidates with one or more other corporations or (iii) to any person to whom either party has made any sale, lease, transfer or other disposition of (A) all or substantially all of its assets, or (B) the consuming facility in the case of Buyer or the producing facility in the case of Seller; provided, however, that neither party may make an assignment or delegation described in clauses (ii) and (iii) above unless there are delivered to the other party such written assumptions, affirmations and/or legal opinions as such other party may reasonably request to preserve its rights and remedies under this Agreement.

      4.10 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

      4.11 HEADINGS.

      The headings contained in this Agreement are for convenience of reference only and do not modify or affect in any way the meaning or interpretation of this Agreement.

      4.12 GOVERNING LAW.

      This Agreement shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Ohio.

      4.13 NO THIRD PARTY RIGHTS.

      This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto, except as expressly provided to the contrary elsewhere in this Agreement.

      4.14 WAIVER AND AMENDMENTS.

      No waiver shall be deemed to have been made by either party of any of its rights under this Agreement unless the same shall be in a writing that expressly refers to this Article 4.14 and is signed on its behalf by its authorized officer. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. This Agreement shall not be amended or modified except by an instrument in writing signed by the party against whom enforcement is sought.

      4.15 FORCE MAJEURE.

      (a) Except for obligations to make payments hereunder, neither party hereto shall be liable for any failure to perform the terms of the Agreement when such failure is due to Force Majeure. "Force Majeure" means acts of God, strikes, lockouts, or other labor disputes or disturbances, civil disturbances, arrests and restraint from rulers or people, interruptions or terminations by or as a result of government or court action or orders, or present and future valid orders of any regulatory body having jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, inability to secure or delay in securing labor or materials by reason of allocations promulgated by authorized governmental agencies, epidemics, landslides, lightning, earthquakes, fire, storm, floods, washouts, explosions, breakdowns or accidents, inability to obtain transportation services, or any other cause, whether of the kind enumerated or otherwise, not reasonably within the control of the party claiming Force Majeure. The Force Majeure shall, so far as possible, be remedied with all reasonable dispatch. The settlement of strikes or lockouts or other labor disputes or disturbances shall be entirely within the discretion of the party having the difficulty, and the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or labor disputes or disturbances by acceding to the demands of any opposing party therein when such course is inadvisable in the discretion of the party having the difficulty.

      (b) The party whose performance is affected or who has reason to believe such performance may be affected by reason of Force Majeure shall as promptly as possible give notice thereof to the other party and shall confirm such notice in writing if requested, giving the particulars of the event, including supporting documentation if available. The party so affected shall also take reasonable steps to resume performance hereunder with the least possible delay.

      4.16 RELEASE.

      (a) As part of the consideration forming the basis for the parties entering into this Agreement and the related Pellet Supply Agreement and Rounds Supply Agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, USS and REP do hereby unconditionally remise, release and forever discharge each other of and from any and all open and pending claims and disputes arising out of or related to the 2002 Coke Supply Agreement that were in existence as of the Effective Date of this Agreement; provided however that the foregoing release shall not be deemed to release any routine payment, weight adjustment and/or quality claims arising in the ordinary course of business under the 2002 Coke Supply Agreement, or any claims constituting a material breach or default by either party thereunder that arise or occur after the date on which this Agreement is executed by all parties, but prior to the expiration of the 2002 Coke Supply Agreement.

      (b) Nothing contained in Article 4.16 (a) above or elsewhere in this Agreement shall alter or affect REP's or USS' respective rights, or release either party of their respective obligations under the 2002 Coke Supply Agreement except as otherwise expressly modified or provided to the contrary herein.

      4.17 ENTIRE AGREEMENT.

      This Agreement (including the Schedules hereto) sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered to be effective as of the date first above written.

UNITED STATES STEEL CORPORATION            REPUBLIC ENGINEERED PRODUCTS, INC.

By: /s/ Karl F. Csensich                   By: /s/ John B. George
    -----------------------------------        --------------------------------
Name: Karl F. Csensich                     Name: John B. George
Title: General Manager - Raw Materials     Title: V.P. of Purchasing

                                   SCHEDULE A

                    2005 CLAIRTON COKE QUALITY SPECIFICATIONS

                        REPUBLIC ENGINEERED PRODUCTS, INC

           Parameter                        Typical     Penalty     Rejection   Penalty  Frequency
                                                      Range/Limit
Stability, %                                   60.0    57.0-55.0       <55.0    [****]     Each Lot
Moisture, %                                     3.5     3.5-10.0       >10.0    [****]     Each Lot
Ash, % (D.B.)                                   8.6     9.2-10         >10.0    [****]     Each Lot
Sulfur, % (D.B.)                                0.8    0.90-0.95       >0.95    [****]     Each Lot
Volatile Matter, % (D.B.)                      0.75    1.00-1.20       >1.20    [****]     Each Lot
Phosphorous, % P(2)O(5) in coke ash            .024       n/a            n/a               Monthly
Potassium, % K(2)O in coke ash                0.151       >0.17          n/a    [****]     Monthly
CSR                                              59       n/a            n/a               Monthly
+4 inch, %                                        0       n/a           >5.0               Monthly
+3 inch cumulative, %                          11.0       n/a            n/a               Monthly
+2 inch cumulative, %                          55.0       n/a          <45.0               Monthly
+1 inch cumulative, %                          95.0       n/a            n/a               Monthly
+3/4 inch cumulative, %                        97.5      95-90         <90.0    [****]     Monthly

COMMENTS:

- "DB" designates "Dry Basis" as defined by ASTM. All other analyses reported according to ASTM Standards and/or guidelines.

-     The term "Each Lot" refers to daily shipments.

Accepted by:

Republic Engineered Products, Inc.         United States Steel Corporation

Name: /s/ John B. George                   Name: Karl F. Csensich
      ---------------------------------          -------------------------------
Title: V.P. of Purchasing                  Title: General Mgr.  Raw Materials
Date: 10/21/04                             Date: 10/21/2004

                                   Schedule A
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